NEWS RELEASE
FOR IMMEDIATE RELEASE
April 29, 2025

Entergy reports first quarter 2025 financial results
Company affirms guidance and outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported first quarter 2025 earnings per share of 82 cents on an as-reported and an adjusted (non-GAAP) basis.
“We had a productive start to the year with progress on our key objectives,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “We are confident in the opportunity ahead as well as our ability to execute and deliver value on behalf of our customers and all stakeholders.”

Business highlights included the following:
•Entergy Texas received approval to place $137 million of transmission investments into rates through the TCRF rider.
•The state of Arkansas passed legislation to allow recovery for certain generation and transmission investments outside of the formula rate plan four percent cap.
•Entergy Louisiana received approval from the LPSC for the West Bank 230kV transmission project.
•Entergy Louisiana received the final approval needed for the sale of its gas distribution business from East Baton Rouge parish.
•Entergy Mississippi filed its annual formula rate plan.
•Entergy Corporation completed an approximately $1.5 billion common stock offering with a forward component.
•EEI awarded its Emergency Response Award to Entergy in recognition of restoration work after Hurricane Francine.

Table of contents	Page
News release Table of appendices and financial statements A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 6 7 10 12 13 14 16 18

Entergy reports first quarter 2025 financial results
April 29, 2025

Consolidated earnings (GAAP and non-GAAP measures)
First quarter 2025 vs. 2024 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	First quarter
	2025	2024	Change
(After-tax, $ in millions)
As-reported earnings	361	75	285
Less adjustments	-	(155)	155
Adjusted earnings (non-GAAP)	361	230	131
Estimated weather impact	22	(26)	48

(After-tax, per share in $)
As-reported earnings	0.82	0.18	0.64
Less adjustments	-	(0.36)	0.36
Adjusted earnings (non-GAAP)	0.82	0.54	0.28
Estimated weather impact	0.05	(0.06)	0.11

Calculations may differ due to rounding

Consolidated results
For first quarter 2025, the company reported earnings of $361 million, or 82 cents per share, on an as-reported and an adjusted basis. This compared to first quarter 2024 earnings of $75 million, or 18 cents per share, on an as-reported basis, and $230 million, or 54 cents per share, on an adjusted basis.
Summary discussions of results by business follow. Additional details, including information on operating cash flow by business, are provided in Appendix A. A more detailed analysis of earnings per share variances by business is provided in Appendix B.
Business results
Utility
For first quarter 2025, the Utility business reported earnings attributable to Entergy Corporation of $490 million, or $1.11 per share, on an as-reported and an adjusted basis. This compared to first quarter 2024 earnings of $195 million, or 46 cents per share, on an as-reported basis, and earnings of $350 million, or 82 cents per share, on an adjusted basis.
The primary drivers for the quarter’s earnings increase included:
•higher retail sales volume, including the impacts of weather;
•the net effect of regulatory actions across the operating companies;
•other income (deductions); and
•lower other O&M.
These drivers were partially offset by higher interest expense as well as higher depreciation and amortization.

First quarter 2024 results also reflected items that were considered adjustments and excluded from adjusted earnings:
•Entergy Arkansas recorded a write off of $(132 million) ($(97 million) after tax) for a regulatory asset related to the opportunity sales proceeding.
•Entergy New Orleans recorded a regulatory charge of $(79 million) ($(57 million) after tax) to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers.

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Entergy reports first quarter 2025 financial results
April 29, 2025

On a per share basis, first quarter 2025 results reflected higher diluted average number of common shares outstanding primarily due to the dilutive effect from unsettled equity forwards as a result of an increase in the stock price and option exercises under the company’s stock-based compensation plans.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For first quarter 2025, Parent & Other reported a loss attributable to Entergy Corporation of $(129 million), or (29) cents per share, on an as-reported and an adjusted basis. This compared to a first quarter 2024 loss of $(120 million), or (28) cents per share, on an as-reported and an adjusted basis.
On a per share basis, first quarter 2025 results reflected higher diluted average number of common shares outstanding (see details in Utility section).
Earnings per share guidance
Entergy affirmed its 2025 adjusted earnings per share guidance range of $3.75 to $3.95. See webcast presentation for additional details.
The company has provided 2025 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include, among other things, the exclusion of significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Tuesday, April 29, 2025, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at
investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through May 6, 2025, by dialing 800-770-2030, conference ID 9024832.
Entergy produces, transmits and distributes electricity to power life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi and Texas. We’re investing for growth and improved reliability and resilience of our energy system while working to keep energy rates affordable for our customers. We’re also investing in cleaner energy generation like modern natural gas, nuclear, and renewable energy. A nationally recognized leader in sustainability and corporate citizenship, we deliver more than $100 million in economic benefits each year to the communities we serve through philanthropy, volunteerism and advocacy. Entergy is a Fortune 500 company headquartered in New Orleans, Louisiana, and has approximately 12,000 employees. Learn more at entergy.com and connect with @Entergy on social media.

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Entergy reports first quarter 2025 financial results
April 29, 2025

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.
Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE, adjusted ROE excluding affiliate preferred, FFO to adjusted debt, gross liquidity, net liquidity, adjusted Parent debt to total adjusted debt, adjusted debt to adjusted capitalization, and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion

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Entergy reports first quarter 2025 financial results
April 29, 2025

of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2025 earnings guidance; financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from hyperscale data centers and other large customers, and to manage the impacts of such growth on customers and Entergy’s business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, international trade, or energy policies; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

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Entergy reports first quarter 2025 financial results
April 29, 2025

Investor inquiries:
Liz Hunter
504-576-3294
ehunte1@entergy.com

Media inquiries:
Cristina del Canto
504-576-4238
mdelcan@entergy.com

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First quarter 2025 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures First quarter 2025 vs. 2024 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	First quarter
	2025	2024	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	490	195	295
Parent & Other	(129)	(120)	(9)
Consolidated	361	75	285

Less adjustments
Utility	-	(155)	155
Parent & Other	-	-	-
Consolidated	-	(155)	155

Adjusted earnings (loss) (non-GAAP)
Utility	490	350	140
Parent & Other	(129)	(120)	(9)
Consolidated	361	230	131
Estimated weather impact	22	(26)	48

Diluted average number of common shares outstanding (in millions) (a)	441	428	13

(After-tax, per share in $) (a) (b)
As-reported earnings (loss)
Utility	1.11	0.46	0.66
Parent & Other	(0.29)	(0.28)	(0.01)
Consolidated	0.82	0.18	0.64

Less adjustments
Utility	-	(0.36)	0.36
Parent & Other	-	-	-
Consolidated	-	(0.36)	0.36

Adjusted earnings (loss) (non-GAAP)
Utility	1.11	0.82	0.29
Parent & Other	(0.29)	(0.28)	(0.01)
Consolidated	0.82	0.54	0.28
Estimated weather impact	0.05	(0.06)	0.11
Calculations may differ due to rounding
(a)    Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; 2024 diluted average number of common shares outstanding and per-share information were restated to reflect the post-split share count.
(b)    Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
First quarter 2025 vs. 2024
	First quarter
	2025	2024	Change
(Pre-tax except for income tax effect and totals; $ in millions)
Utility
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	(132)	132
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	(79)	79
Income tax effect on Utility adjustments above	-	56	(56)
Total Utility	-	(155)	155

Total adjustments	-	(155)	155

(After-tax, per share in $) (c), (d)
Utility
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	(0.23)	0.23
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	(0.13)	0.13
Total Utility	-	(0.36)	0.36

Total adjustments	-	(0.36)	0.36
Calculations may differ due to rounding
(c)    Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; 2024 per-share information was restated to reflect the post-split share count.
(d)    Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
First quarter 2025 vs. 2024
(Pre-tax except for income taxes and totals; $ in millions)
	First quarter
	2025	2024	Change
Utility
Asset write-offs, impairments, and related charges	-	(132)	132
Other regulatory charges (credits) – net	-	(79)	79
Income taxes	-	56	(56)
Total Utility	-	(155)	155

Total adjustments	-	(155)	155

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
First quarter 2025 vs. 2024
($ in millions)
	First quarter
	2025	2024	Change
Utility	565	515	50
Parent & Other	(29)	6	(35)
Consolidated	536	521	15

Calculations may differ due to rounding

OCF increased year-over-year primarily due to the timing of payments to vendors and advance payments related to customer agreements. The increase was partially offset by higher fuel and purchased power payments, higher interest payments, and the timing of recovery of fuel and purchased power costs.

B: Earnings variance analysis
Appendix B provides details of current quarter 2025 versus 2024 as-reported and adjusted earnings per share variances.

Appendix B: As-reported and adjusted earnings per share variance analysis (e), (f), (g), (h)
First quarter 2025 vs. 2024
(After-tax, per share in $)
	Utility			Parent & Other		Consolidated
	As- reported	Adjusted		As- reported	Adjusted	As- reported	Adjusted
2024 earnings (loss)	0.46	0.82		(0.28)	(0.28)	0.18	0.54
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits) – net	0.59	0.45	(i)	0.01	0.01	0.60	0.47
Nuclear refueling outage expenses	0.01	0.01		-	-	0.01	0.01
Other O&M	0.03	0.03	(j)	(0.01)	(0.01)	0.02	0.02
Asset write-offs, impairments, and related charges	0.23	-	(k)	-	-	0.23	-
Decommissioning	-	-		-	-	-	-
Taxes other than income taxes	(0.01)	(0.01)		-	-	(0.01)	(0.01)
Depreciation and amortization	(0.02)	(0.02)	(l)	-	-	(0.02)	(0.02)
Other income (deductions)	(0.04)	(0.04)	(m)	(0.01)	(0.01)	(0.05)	(0.05)
Interest expense	(0.10)	(0.10)	(n)	(0.01)	(0.01)	(0.11)	(0.11)
Income taxes – other	0.01	0.01		(0.01)	(0.01)	0.01	0.01
Preferred dividend requirements and noncontrolling interests	-	-		-	-	-	-
Share effect	(0.03)	(0.03)		0.01	0.01	(0.02)	(0.02)	(o)
2025 earnings (loss)	1.11	1.11		(0.29)	(0.29)	0.82	0.82

h
Calculations may differ due to rounding

(e)    Utility operating revenue and Utility income taxes – other variances exclude the following for the return/collection of excess/deficient unprotected ADIT (net effect was neutral to earnings) ($ in millions):

	1Q25	1Q24
Utility operating revenue	(2)	8
Utility income taxes – other	2	(8)
(f)    Utility regulatory charges (credits) – net and Utility preferred dividend requirements and noncontrolling interests variances exclude the following for the effects of HLBV accounting and the approved deferral (net effect was neutral to earnings)
($ in millions):

	1Q25	1Q24
Utility regulatory charges (credits) – net	(3)	(3)
Utility preferred dividend requirements and noncontrolling interests	3	3
(g)    Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; 2024 per-share information and diluted number of common shares outstanding has been restated to reflect the post-split share count.
(h)    EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line items. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.
(i)    The first quarter earnings increase reflected several drivers, including higher volume (including the effects of weather), and regulatory actions including: E-AR’s FRP, E-LA’s FRP (including riders), E-MS’s FRP, various E-MS’s riders, and E-TX’s DCRF. The increase also reflected a first quarter 2024 $(79 million) ($(57 million) after tax) regulatory provision recorded at E-NO to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers (considered an adjustment and excluded from adjusted earnings). Changes in regulatory provisions for decommissioning items was also a driver (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). The increase was partially offset by lower Grand Gulf revenue largely due to lower O&M.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2025 vs. 2024 ($ EPS)

1Q
Electric volume / weather	0.20
Retail electric price	0.16
1Q24 E-NO provision for increased income tax sharing	0.13
Reg. provisions for decommissioning items	0.12
Grand Gulf recovery	(0.03)
Other	0.01
Total	0.59
(j)    The first quarter earnings increase from lower Utility other O&M was largely due to a decrease in contract costs related to operational performance, customer service, and organizational health initiatives and a decrease in compensation and benefits costs primarily due to a true up to estimated incentive-based compensation expenses.
(k)    The first quarter as-reported earnings increase from Utility asset write-offs and impairments was due to the first quarter 2024 write off of an E-AR $(132 million) ($(97 million) after tax) write off of a regulatory asset related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings).
(l)    The first quarter earnings decrease from higher Utility depreciation and amortization was primarily due to higher plant in service and an increase in E-LA’s nuclear depreciation rates effective September 2024. The decrease was partially offset by the first quarter 2024 recognition of depreciation expense from E-TX’s 2022 base rate case relate back.
(m)    The first quarter earnings decrease from lower Utility other income (deductions) was primarily due to lower nuclear decommissioning trust returns, including portfolio rebalancing in first quarter 2024 (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). The decrease was partially offset by higher AFUDC–equity due to higher construction work in progress and an increase in the amortization of tax gross ups on customer advances for construction.
(n)    The first quarter earnings decrease from higher Utility interest expense was primarily due to higher interest rates, higher debt balances, and higher carrying costs on customer advances for construction.
(o)    The first quarter earnings per share impact from share effect was primarily due to the dilutive effect of unsettled equity forwards under the company’s ATM program as a result of an increase in the stock price, and option exercises under the company’s stock-based compensation plans.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
First quarter 2025 vs. 2024
	First quarter
	2025	2024	% Change	% Weather adjusted (p)
GWh sold
Residential	8,784	7,758	13.2	4.5
Commercial	6,243	6,223	0.3	(1.1)
Governmental	560	572	(2.1)	(2.5)
Industrial	13,833	12,661	9.3	9.3
Total retail	29,420	27,214	8.1	5.2
Wholesale	1,634	3,958	(58.7)
Total	31,054	31,172	(0.4)

Number of electric retail customers
Residential	2,606,590	2,585,994	0.8
Commercial	370,544	369,918	0.2
Governmental	17,982	18,136	(0.8)
Industrial	42,716	43,849	(2.6)
Total	3,037,832	3,017,897	0.7

Other O&M and nuclear refueling outage exp. per MWh	$22.40	$23.06	(2.9)

Calculations may differ due to rounding
(p)    The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, weather-adjusted retail sales increased 5.2 percent. The increase was primarily due to a 9.3 percent increase in industrial volume driven by higher sales to petroleum refining, chlor-alkali, and primary metals customers. Residential sales increased 4.5 percent. The increase was partially offset by a commercial sales decline of (1.1) percent.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
2025 vs. 2024 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2025	2024	Change
GAAP measure
As-reported ROE	9.0%	15.4%	(6.4)%

Non-GAAP financial measure
Adjusted ROE	11.5%	10.4%	1.1%

As of March 31 ($ in millions, except where noted)	2025	2024	Change
GAAP measures
Cash and cash equivalents	1,513	1,295	218
Available revolver capacity	4,345	4,245	100
Commercial paper	1,330	1,914	(584)
Total debt	31,041	28,493	2,548
Junior subordinated debentures	1,200	-	1,200
Securitization debt	240	263	(23)
Debt to total capital	67%	66%	0.9%
Storm escrows	300	328	(28)

Non-GAAP financial measures ($ in millions, except where noted)
FFO to adjusted debt	14.5%	13.4%	1.1%
Adjusted debt to adjusted capitalization	65%	66%	0%
Adjusted net debt to adjusted net capitalization	64%	65%	(1)%
Gross liquidity	5,858	5,540	318
Net liquidity	7,904	4,380	3,524
Adjusted Parent debt to total adjusted debt	20%	21%	(1)%
Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by average common equity
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Financial measures – non-GAAP
Adjusted capitalization	Capitalization excluding securitization debt
Adjusted debt	Debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted EPS	As-reported earnings minus adjustments, divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities plus unamortized debt issuance costs and discounts minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses
FFO	OCF minus preferred dividend requirements of subsidiaries, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of cash and cash equivalents, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper borrowing

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ADIT	Accumulated deferred income taxes	IRS	Internal Revenue Service
AFUDC – equity	Allowance for equity funds used during construction	LCPS	Lake Charles Power Station
AMS	Advanced metering system	LDC	Local distribution company
APSC	Arkansas Public Service Commission	LPSC	Louisiana Public Service Commission
ATM	At the market equity issuance program	LTM	Last twelve months
B&E	Business and Executive Session	MISO	Midcontinent Independent System Operator, Inc.
bps	Basis points	Moody’s	Moody’s Ratings
CAGR	Compound annual growth rate	MPSC	Mississippi Public Service Commission
CCCT	Combined cycle combustion turbine	NDT	Nuclear decommissioning trust
CCN	Certificate for convenience and necessity	NYSE	New York Stock Exchange
CCNO	Council of the City of New Orleans	O&M	Operations and maintenance
CCS	Carbon capture and sequestration	OCAPS	Orange County Advanced Power Station (CCCT)
CFO	Cash from operations	OCF	Net cash flow provided by operating activities
COD	Commercial operation date	OpCo	Utility operating company
CT	Combustion turbine	Other O&M	Other non-fuel operation and maintenance expense
DCRF	Distribution cost recovery factor	P&O	Parent & Other
DOE	U.S. Department of Energy	PMR	Performance Management Rider
DRM	Distribution Recovery Mechanism (rider within E-LA’s FRP)	PPA	Power purchase agreement or purchased power agreement
E-AR	Entergy Arkansas, LLC	PUCT	Public Utility Commission of Texas
E-LA	Entergy Louisiana, LLC	RECs	Renewable Energy Certificates
E-MS	Entergy Mississippi, LLC	RFP	Request for proposals
E-NO	Entergy New Orleans, LLC	RSHCR	Resilience and storm hardening cost recovery
E-TX	Entergy Texas, Inc.	ROE	Return on equity
EEI	Edison Electric Institute	RPCR	Resilience plan cost recovery rider
EPS	Earnings per share	RSP	Rate Stabilization Plan (E-LA gas)
ETR	Entergy Corporation	S&P	Standard & Poor’s
FFO	Funds from operations	SEC	U.S. Securities and Exchange Commission
FRP	Formula rate plan	SERI	System Energy Resources, Inc.
GAAP	U.S. generally accepted accounting principles	SETEX	Southeast Texas
GCRR	Generation Cost Recovery Rider	TCRF	Transmission cost recovery factor
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI	TRAM	Tax reform adjustment mechanism
HLBV	Hypothetical liquidation at book value	TRM	Transmission Recovery Mechanism (rider within E-LA’s FRP)
		WACC	Weighted-average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		First quarter
		2025	2024
As-reported net income attributable to Entergy Corporation	(A)	1,341	2,121
Adjustments	(B)	(367)	695

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,708	1,426

Average common equity (average of beginning and ending balances)	(D)	14,822	13,758

As-reported ROE	(A/D)	9.0%	15.4%
Adjusted ROE (non-GAAP)	(C/D)	11.5%	10.4%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		First quarter
		2025	2024
Total debt	(A)	31,041	28,493
Securitization debt	(B)	240	263
50% junior subordinated debentures	(C)	600	-
Adjusted debt (non-GAAP)	(D)=(A-B-C)	30,201	28,230

Net cash flow provided by operating activities, LTM	(E)	4,504	3,856

Preferred dividend requirements of subsidiaries, LTM	(F)	(18)	(18)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(37)	-

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(53)	(63)
Fuel inventory		20	(10)
Accounts payable		210	(83)
Taxes accrued		(9)	13
Interest accrued		27	18
Deferred fuel costs		(187)	409
Other working capital accounts		165	(215)
Securitization regulatory charges, LTM		20	28
Total	(H)	193	98

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	4,366	3,776

FFO to adjusted debt (non-GAAP)	(I/D)	14.5%	13.4%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		First quarter
		2025	2024
Total debt	(A)	31,041	28,493
Securitization debt	(B)	240	263
50% junior subordinated debentures	(C)	600	-
Adjusted debt (non-GAAP)	(D)=(A-B-C)	30,201	28,230
Cash and cash equivalents	(E)	1,513	1,295
Adjusted net debt (non-GAAP)	(F)=(D-E)	28,688	26,935

Commercial paper	(G)	1,330	1,914

Total capitalization	(H)	46,542	43,287
Securitization debt	(B)	240	263
Adjusted capitalization (non-GAAP)	(I)=(H-B)	46,302	43,024
Cash and cash equivalents	(E)	1,513	1,295
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	44,789	41,729

Total debt to total capitalization	(A/H)	67%	66%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	65%	66%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	64%	65%

Available revolver capacity	(K)	4,345	4,245

Storm escrows	(L)	300	328
Equity sold forward, not yet settled (q)	(M)	3,075	426

Gross liquidity (non-GAAP)	(N)=(E+K)	5,858	5,540
Net liquidity (non-GAAP)	(N-G+L+M)	7,904	4,380

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due December 2054		1,200	-
Total Parent long-term debt	(O)	5,250	4,050
Revolver draw	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(44)	(36)
Total Parent debt	(R)=(G+O+P+Q)	6,536	5,928

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,936	5,928

Adjusted Parent debt to total adjusted debt (non-GAAP)	(S/D)	20%	21%

Calculations may differ due to rounding
(q)    Reflects adjustments, including for common dividends between contracting and settlement.

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$61,776	$7,381	$69,157
Temporary cash investments	1,395,982	48,271	1,444,253
Total cash and cash equivalents	1,457,758	55,652	1,513,410
Accounts receivable:
Customer	741,254	—	741,254
Allowance for doubtful accounts	(17,638)	—	(17,638)
Associated companies	4,770	(4,770)	—
Other	150,576	4,410	154,986
Accrued unbilled revenues	460,320	—	460,320
Total accounts receivable	1,339,282	(360)	1,338,922
Deferred fuel costs	125,490	—	125,490
Fuel inventory - at average cost	158,022	6,112	164,134
Materials and supplies	1,535,049	4,502	1,539,551
Deferred nuclear refueling outage costs	98,324	—	98,324
Current assets held for sale	15,898	—	15,898
Prepayments and other	400,741	(84,082)	316,659
TOTAL	5,130,564	(18,176)	5,112,388

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,176,976	(4,176,976)	—
Decommissioning trust funds	5,446,731	—	5,446,731
Non-utility property - at cost (less accumulated depreciation)	460,683	6,337	467,020
Storm reserve escrow account	300,269	—	300,269
Other	45,945	36,951	82,896
TOTAL	10,430,604	(4,133,688)	6,296,916

PROPERTY, PLANT, AND EQUIPMENT

Electric	71,034,509	202,810	71,237,319
Natural gas	77,529	—	77,529
Construction work in progress	4,421,052	1,098	4,422,150
Nuclear fuel	728,969	—	728,969
TOTAL PROPERTY, PLANT, AND EQUIPMENT	76,262,059	203,908	76,465,967
Less - accumulated depreciation and amortization	27,644,092	148,545	27,792,637
PROPERTY, PLANT, AND EQUIPMENT - NET	48,617,967	55,363	48,673,330

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,101,032	—	5,101,032
Deferred fuel costs	172,201	—	172,201
Goodwill	367,696	—	367,696
Accumulated deferred income taxes	21,299	4,460	25,759
Non-current assets held for sale	467,215	—	467,215
Other	465,845	(61,973)	403,872
TOTAL	6,595,288	(57,513)	6,537,775

TOTAL ASSETS	$70,774,423	$(4,154,014)	$66,620,409

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$530,112	$800,000	$1,330,112
Notes payable and commercial paper:
Associated companies	50,000	(50,000)	—
Other	—	1,329,985	1,329,985
Accounts payable:
Associated companies	14,558	(14,558)	—
Other	1,806,239	3,652	1,809,891
Customer deposits	468,584	—	468,584
Taxes accrued	352,876	7,357	360,233
Interest accrued	220,684	50,465	271,149
Deferred fuel costs	85,110	—	85,110
Pension and other postretirement liabilities	50,736	12,420	63,156
Other	477,318	4,717	482,035
TOTAL	4,056,217	2,144,038	6,200,255

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,430,182	(1,843,239)	4,586,943
Accumulated deferred investment tax credits	191,997	—	191,997
Regulatory liability for income taxes - net	1,148,896	—	1,148,896
Other regulatory liabilities	3,425,277	—	3,425,277
Decommissioning and asset retirement cost liabilities	4,761,405	3,616	4,765,021
Accumulated provisions	471,573	251	471,824
Pension and other postretirement liabilities	186,155	29,585	215,740
Long-term debt	23,858,526	4,406,353	28,264,879
Customer advances for construction	696,502	—	696,502
Other	1,548,476	(397,211)	1,151,265
TOTAL	42,718,989	2,199,355	44,918,344

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2025 - none	—	—	—
Common stock, $.01 par value, authorized 998,000,000 shares;
issued 561,950,696 shares in 2025	2,310,842	(2,305,222)	5,620
Paid-in capital	5,197,289	2,595,459	7,792,748
Retained earnings	16,247,007	(4,130,181)	12,116,826
Accumulated other comprehensive income	68,079	(29,039)	39,040
Less - treasury stock, at cost (131,176,587 shares in 2025)	120,000	4,648,923	4,768,923
TOTAL SHAREHOLDERS' EQUITY	23,703,217	(8,517,906)	15,185,311
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	100,839	(3,750)	97,089
TOTAL	23,804,056	(8,521,656)	15,282,400

TOTAL LIABILITIES AND EQUITY	$70,774,423	$(4,154,014)	$66,620,409

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$42,653	$5,771	$48,424
Temporary cash investments	770,664	40,615	811,279
Total cash and cash equivalents	813,317	46,386	859,703
Accounts receivable:
Customer	681,504	—	681,504
Allowance for doubtful accounts	(17,919)	—	(17,919)
Associated companies	5,576	(5,576)	—
Other	194,086	10,782	204,868
Accrued unbilled revenues	521,946	—	521,946
Total accounts receivable	1,385,193	5,206	1,390,399
Fuel inventory - at average cost	160,705	5,703	166,408
Materials and supplies	1,626,523	4,533	1,631,056
Deferred nuclear refueling outage costs	99,885	—	99,885
Current assets held for sale	15,574	—	15,574
Prepayments and other	242,201	(8,989)	233,212
TOTAL	4,343,398	52,839	4,396,237

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,264,998	(4,264,998)	—
Decommissioning trust funds	5,562,575	—	5,562,575
Non-utility property - at cost (less accumulated depreciation)	417,392	6,372	423,764
Storm reserve escrow account	340,460	—	340,460
Other	45,733	36,611	82,344
TOTAL	10,631,158	(4,222,015)	6,409,143

PROPERTY, PLANT, AND EQUIPMENT

Electric	70,615,799	202,868	70,818,667
Natural gas	77,054	—	77,054
Construction work in progress	3,205,276	1,032	3,206,308
Nuclear fuel	765,661	—	765,661
TOTAL PROPERTY, PLANT, AND EQUIPMENT	74,663,790	203,900	74,867,690
Less - accumulated depreciation and amortization	27,297,517	147,223	27,444,740
PROPERTY, PLANT, AND EQUIPMENT - NET	47,366,273	56,677	47,422,950

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,255,509	—	5,255,509
Deferred fuel costs	172,201	—	172,201
Goodwill	367,625	—	367,625
Accumulated deferred income taxes	15,064	3,922	18,986
Non-current assets held for sale	462,797	—	462,797
Other	337,539	(52,955)	284,584
TOTAL	6,610,735	(49,033)	6,561,702

TOTAL ASSETS	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$578,090	$800,000	$1,378,090
Notes payable and commercial paper:
Other	—	927,291	927,291
Accounts payable:
Associated companies	38,557	(38,557)	—
Other	1,922,922	6,240	1,929,162
Customer deposits	462,436	—	462,436
Taxes accrued	456,596	497	457,093
Interest accrued	239,945	19,609	259,554
Deferred fuel costs	237,146	—	237,146
Pension and other postretirement liabilities	52,260	12,594	64,854
Other	378,666	16,745	395,411
TOTAL	4,366,618	1,744,419	6,111,037

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,279,159	(1,811,411)	4,467,748
Accumulated deferred investment tax credits	194,146	—	194,146
Regulatory liability for income taxes - net	1,168,078	—	1,168,078
Other regulatory liabilities	3,609,463	—	3,609,463
Decommissioning and asset retirement cost liabilities	4,709,888	3,538	4,713,426
Accumulated provisions	505,807	256	506,063
Pension and other postretirement liabilities	210,924	43,780	254,704
Long-term debt	22,208,572	4,404,933	26,613,505
Customer advances for construction	634,587	—	634,587
Other	1,528,000	(415,119)	1,112,881
TOTAL	41,048,624	2,225,977	43,274,601

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2024 - none	—	—	—
Common stock, $.01 par value, authorized 998,000,000 shares;
issued 561,950,696 shares in 2024	2,330,842	(2,325,222)	5,620
Paid-in capital	5,197,289	2,636,236	7,833,525
Retained earnings	15,758,019	(3,743,704)	12,014,315
Accumulated other comprehensive income	70,185	(27,416)	42,769
Less - treasury stock, at cost (132,370,280 shares in 2024)	120,000	4,692,321	4,812,321
TOTAL SHAREHOLDERS' EQUITY	23,236,335	(8,152,427)	15,083,908
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	104,826	(3,750)	101,076
TOTAL	23,341,161	(8,156,177)	15,184,984

TOTAL LIABILITIES AND EQUITY	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,757,866	$—	$2,757,866
Natural gas	71,731	—	71,731
Other	—	17,277	17,277
Total	2,829,597	17,277	2,846,874

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	338,983	5,539	344,522
Purchased power	342,084	3,662	345,746
Nuclear refueling outage expenses	33,041	—	33,041
Other operation and maintenance	662,474	10,193	672,667
Decommissioning	55,852	77	55,929
Taxes other than income taxes	198,145	620	198,765
Depreciation and amortization	511,335	1,608	512,943
Other regulatory charges (credits) - net	(16,843)	—	(16,843)
Total	2,125,071	21,699	2,146,770

OPERATING INCOME	704,526	(4,422)	700,104

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	44,018	—	44,018
Interest and investment income	107,175	(73,769)	33,406
Miscellaneous - net	16,727	(2,001)	14,726
Total	167,920	(75,770)	92,150

INTEREST EXPENSE
Interest expense	285,724	62,660	348,384
Allowance for borrowed funds used during construction	(18,593)	—	(18,593)
Total	267,131	62,660	329,791

INCOME BEFORE INCOME TAXES	605,315	(142,852)	462,463

Income taxes	114,273	(14,232)	100,041

CONSOLIDATED NET INCOME	491,042	(128,620)	362,422

Preferred dividend requirements of subsidiaries and noncontrolling interests	1,163	499	1,662

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$489,879	$(129,119)	$360,760

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.14	($0.30)	$0.84
DILUTED	$1.11	($0.29)	$0.82

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			430,347,768
DILUTED			440,648,342
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,706,506		$—	$2,706,506
Natural gas	65,667		—	65,667
Other	—		22,455	22,455
Total	2,772,173		22,455	2,794,628

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	604,404		12,213	616,617
Purchased power	219,194		8,948	228,142
Nuclear refueling outage expenses	38,263		—	38,263
Other operation and maintenance	680,715		6,316	687,031
Asset write-offs, impairments and related charges	131,775		—	131,775
Decommissioning	53,369		13	53,382
Taxes other than income taxes	191,783		646	192,429
Depreciation and amortization	498,120		1,541	499,661
Other regulatory charges (credits) - net	109,346		—	109,346
Total	2,526,969	—	29,677	2,556,646

OPERATING INCOME	245,204		(7,222)	237,982

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	26,794		—	26,794
Interest and investment income	225,251		(74,554)	150,697
Miscellaneous - net	(54,573)		3,830	(50,743)
Total	197,472		(70,724)	126,748

INTEREST EXPENSE
Interest expense	222,691		55,052	277,743
Allowance for borrowed funds used during construction	(10,543)		—	(10,543)
Total	212,148		55,052	267,200

INCOME BEFORE INCOME TAXES	230,528		(132,998)	97,530

Income taxes	34,548		(13,554)	20,994

CONSOLIDATED NET INCOME	195,980		(119,444)	76,536

Preferred dividend requirements of subsidiaries and noncontrolling interests	756		499	1,255

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$195,224		$(119,943)	$75,281

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.46		($0.28)	$0.18
DILUTED	$0.46		($0.28)	$0.18

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				426,287,439
DILUTED				427,746,256
*Totals may not foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; All periods presented have been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,679,091	$—	$11,679,091
Natural gas	184,135	—	184,135
Other	—	68,673	68,673
Total	11,863,226	68,673	11,931,899

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,949,051	35,728	1,984,779
Purchased power	929,536	27,304	956,840
Nuclear refueling outage expenses	141,797	—	141,797
Other operation and maintenance	2,832,923	50,949	2,883,872
Asset write-offs, impairments, and related charges (credits)	—	(24,641)	(24,641)
Decommissioning	222,418	209	222,627
Taxes other than income taxes	756,767	2,517	759,284
Depreciation and amortization	2,019,961	6,490	2,026,451
Other regulatory charges (credits) - net	(132,322)	—	(132,322)
Total	8,720,131	98,556	8,818,687

OPERATING INCOME	3,143,095	(29,883)	3,113,212

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	150,269	—	150,269
Interest and investment income	474,181	(292,607)	181,574
Miscellaneous - net	(92,153)	(332,345)	(424,498)
Total	532,297	(624,952)	(92,655)

INTEREST EXPENSE
Interest expense	1,015,457	258,773	1,274,230
Allowance for borrowed funds used during construction	(60,819)	—	(60,819)
Total	954,638	258,773	1,213,411

INCOME BEFORE INCOME TAXES	2,720,754	(913,608)	1,807,146

Income taxes	595,390	(135,315)	460,075

CONSOLIDATED NET INCOME	2,125,364	(778,293)	1,347,071

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,005	1,996	6,001

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,121,359	$(780,289)	$1,341,070

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.95	($1.82)	$3.13
DILUTED	$4.88	($1.79)	$3.08

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			428,718,938
DILUTED			434,814,706
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,665,549	$—	$11,665,549
Natural gas	181,576	—	181,576
Other	—	113,855	113,855
Total	11,847,125	113,855	11,960,980

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,471,747	48,066	2,519,813
Purchased power	904,411	53,480	957,891
Nuclear refueling outage expenses	151,176	—	151,176
Other operation and maintenance	2,898,978	54,740	2,953,718
Asset write-offs, impairments, and related charges (credits)	211,737	(37,283)	174,454
Decommissioning	209,513	49	209,562
Taxes other than income taxes	759,882	2,684	762,566
Depreciation and amortization	1,884,373	6,373	1,890,746
Other regulatory charges (credits) - net	(52,796)	—	(52,796)
Total	9,439,021	128,109	9,567,130

OPERATING INCOME	2,408,104	(14,254)	2,393,850

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	102,141	—	102,141
Interest and investment income	569,235	(304,071)	265,164
Miscellaneous - net	(218,378)	21,073	(197,305)
Total	452,998	(282,998)	170,000

INTEREST EXPENSE
Interest expense	867,266	201,312	1,068,578
Allowance for borrowed funds used during construction	(40,709)	—	(40,709)
Total	826,557	201,312	1,027,869

INCOME BEFORE INCOME TAXES	2,034,545	(498,564)	1,535,981

Income taxes	(274,173)	(316,393)	(590,566)

CONSOLIDATED NET INCOME	2,308,718	(182,171)	2,126,547

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,669	1,996	5,665

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,305,049	$(184,167)	$2,120,882

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.44	($0.43)	$5.00
DILUTED	$5.41	($0.43)	$4.98

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			424,030,272
DILUTED			425,732,970
*Totals may not foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; All periods presented have been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$362,422	$76,536	$285,886
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	622,566	600,412	22,154
Deferred income taxes, investment tax credits, and non-current taxes accrued	94,973	(20,656)	115,629
Asset write-offs, impairments and related charges (credits)	—	131,775	(131,775)
Changes in working capital:
Receivables	51,477	107,921	(56,444)
Fuel inventory	3,261	5,387	(2,126)
Accounts payable	(189,497)	(287,418)	97,921
Taxes accrued	(95,589)	(64,085)	(31,504)
Interest accrued	11,595	29,615	(18,020)
Deferred fuel costs	(277,236)	92,685	(369,921)
Other working capital accounts	111,305	(73,315)	184,620
Changes in provisions for estimated losses	(34,239)	9,283	(43,522)
Changes in other regulatory assets	154,818	237,098	(82,280)
Changes in other regulatory liabilities	(201,803)	205,587	(407,390)
Changes in pension and other postretirement funded status	(58,834)	(76,343)	17,509
Other	(19,031)	(453,390)	434,359
Net cash flow provided by operating activities	536,188	521,092	15,096
INVESTING ACTIVITIES
Construction/capital expenditures	(1,660,169)	(961,152)	(699,017)
Allowance for equity funds used during construction	44,018	26,794	17,224
Nuclear fuel purchases	(88,557)	(133,315)	44,758
Payment for purchase of plant and assets	(1,282)	(172,614)	171,332
Changes in securitization account	(5,438)	(8,934)	3,496
Payments to storm reserve escrow accounts	(4,448)	(5,269)	821
Receipts from storm reserve escrow accounts	43,789	—	43,789
Decrease (increase) in other investments	472	(1,562)	2,034
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	3,546	—	3,546
Proceeds from nuclear decommissioning trust fund sales	364,837	489,417	(124,580)
Investment in nuclear decommissioning trust funds	(407,146)	(521,237)	114,091
Net cash flow used in investing activities	(1,710,378)	(1,287,872)	(422,506)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,447,850	2,206,338	241,512
Treasury stock	22,660	6,759	15,901
Retirement of long-term debt	(852,754)	(835,740)	(17,014)
Changes in commercial paper - net	402,694	775,333	(372,639)
Other	70,276	21,940	48,336
Dividends paid:
Common stock	(258,249)	(240,959)	(17,290)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	1,827,897	1,929,091	(101,194)
Net increase in cash and cash equivalents	653,707	1,162,311	(508,604)
Cash and cash equivalents at beginning of period	859,703	132,548	727,155
Cash and cash equivalents at end of period	$1,513,410	$1,294,859	$218,551

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$326,519	$237,931	$88,588
Income taxes	$(1,252)	$(316)	$(936)

Noncash investing activities:
Accrued construction expenditures	$657,132	$509,046	$148,086

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,347,071	$2,126,547	$(779,476)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,465,716	2,291,667	174,049
Deferred income taxes, investment tax credits, and non-current taxes accrued	436,334	(630,234)	1,066,568
Asset write-offs, impairments and related charges (credits)	(24,641)	174,454	(199,095)
Pension settlement charge	319,675	—	319,675
Changes in working capital:
Receivables	(53,388)	(62,811)	9,423
Fuel inventory	19,772	(10,295)	30,067
Accounts payable	209,760	(82,503)	292,263
Taxes accrued	(8,611)	12,754	(21,365)
Interest accrued	27,337	17,921	9,416
Deferred fuel costs	(187,343)	409,448	(596,791)
Other working capital accounts	165,443	(215,382)	380,825
Changes in provisions for estimated losses	(29)	(59,373)	59,344
Changes in other regulatory assets	296,234	130,281	165,953
Changes in other regulatory liabilities	253,169	532,707	(279,538)
Changes in pension and other postretirement funded status	(452,212)	(622,734)	170,522
Other	(310,680)	(156,571)	(154,109)
Net cash flow provided by operating activities	4,503,607	3,855,876	647,731
INVESTING ACTIVITIES
Construction/capital expenditures	(5,537,356)	(4,226,147)	(1,311,209)
Allowance for equity funds used during construction	150,269	102,141	48,128
Nuclear fuel purchases	(264,679)	(313,479)	48,800
Payment for purchase of plant and assets	(650,602)	(207,708)	(442,894)
Proceeds from sale of assets	—	11,000	(11,000)
Insurance proceeds received for property damages	7,907	19,493	(11,586)
Changes in securitization account	6,804	463	6,341
Payments to storm reserve escrow accounts	(17,169)	(20,853)	3,684
Receipts from storm reserve escrow accounts	44,525	98,529	(54,004)
Decrease (increase) in other investments	2,246	(14,833)	17,079
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	85,958	23,655	62,303
Proceeds from nuclear decommissioning trust fund sales	2,680,565	1,368,011	1,312,554
Investment in nuclear decommissioning trust funds	(2,779,985)	(1,473,530)	(1,306,455)
Net cash flow used in investing activities	(6,271,517)	(4,633,258)	(1,638,259)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	8,140,480	4,865,113	3,275,367
Treasury stock	152,695	12,565	140,130
Common stock	—	130,649	(130,649)
Retirement of long-term debt	(5,071,108)	(5,136,963)	65,855
Changes in commercial paper - net	(583,519)	1,047,888	(1,631,407)
Capital contributions from noncontrolling interest	—	25,708	(25,708)
Other	365,181	108,045	257,136
Dividends paid:
Common stock	(998,949)	(932,957)	(65,992)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	1,986,461	101,729	1,884,732
Net increase (decrease) in cash and cash equivalents	218,551	(675,653)	894,204
Cash and cash equivalents at beginning of period	1,294,859	1,970,512	(675,653)
Cash and cash equivalents at end of period	$1,513,410	$1,294,859	$218,551

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$1,203,219	$1,010,101	$193,118
Income taxes	$40,615	$47,857	$(7,242)

Noncash investing activities:
Accrued construction expenditures	$657,132	$568,026	$89,106